UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  November 11, 2013

ENVISION HEALTHCARE HOLDINGS, INC.

ENVISION HEALTHCARE CORPORATION
(Exact name of each registrant as specified in its charter)

Delaware	001-36048 001-32701	45-0832318 20-3738384
(State or other jurisdiction of incorporation)	(Commission File Numbers)	(IRS Employer Identification Nos.)

6200 S. Syracuse Way, Suite 200, Greenwood Village, Colorado (Address of principal executive offices)	80111 (Zip Code)

(303) 495-1200
(Each registrant’s telephone number, including area code)

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 2 — Financial Information

Item 2.02 Results of Operations and Financial Condition.

On November 13, 2013, Envision Healthcare Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the quarter and nine months ended September 30, 2013.  A copy of the press release is furnished as Exhibit 99.1 to this report.

Section 5 - Corporate Governance and Management

Item 5.02     Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Appointment of New Director

On November 11, 2013, the Board of Directors (the “Board”) of the Company increased the number serving on its Board from eight to nine directors and filled the vacancy created by such newly-created directorship by appointing Mark V. Mactas to the Board. Mr. Mactas will serve as a Class I Director, where his initial term will expire at the Company’s 2014 annual stockholder meeting.  The Board appointed Mr. Mactas to serve as a member of the Compliance Committee and the Compensation Committee of the Board. Envision Healthcare Corporation (“Corporation”) also appointed Mr. Mactas as a director, and a member of the Compliance Committee and Compensation Committee.

No arrangements exist between the Company and Mr. Mactas or any other person pursuant to which he was selected as a director.  There are no transactions in which Mr. Mactas has an interest requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Mactas will be compensated in accordance with the Company’s publicly disclosed director compensation policies, pursuant to which he will receive cash compensation on the same terms as the Company’s other non-employee directors, but is not expected to receive equity compensation from the Company until and unless elected at the Company’s 2014 annual stockholder meeting.

Appointment of Chief Accounting Officer

On November 11, 2013, the Board appointed Nicholas A. Poan as the Company’s Chief Accounting Officer and Controller, effective immediately. Mr. Poan succeeds R. Jason Standifird in this capacity, who has accepted the position of Chief Financial Officer of the Company’s EmCare segment. Mr. Poan will report to Randel G. Owen, the Company’s Chief Financial Officer. Corporation also appointed Mr. Poan as Chief Accounting Officer and Controller.

Mr. Poan, 35, joins the Company after more than 10 years at Alliance Healthcare Services, a diagnostic imaging and cancer treatment company, where he served as both Senior Vice President — Corporate Finance and Chief Accounting Officer.

No arrangements exist between the Company and Mr. Poan or any other person pursuant to which he was selected as an officer, nor are there any family relationships between Mr. Poan and anyone serving as, or nominated to serve as, a director or executive officer of the Company.  There are no transactions in which Mr. Poan has an interest requiring disclosure under Item 404(a) of Regulation S-K. Mr. Poan will receive 7,500 options to purchase common stock of Company under the Company’s 2013 Omnibus Incentive Plan, effective on the date of his appointment, which will vest ratably in annual installments over the five-year period from the date of grant with an exercise price equal to the closing price of the Company’s common stock on the New York Stock Exchange on November 11, 2013.

A copy of the press release announcing these new appointments and the appointment of another officer of the Company is furnished as Exhibit 99.2 to this report.

Section 9 — Financial Statements and Exhibits

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits.

Exhibit Number	Description
99.1	Press Release dated November 13, 2013.
99.2	Press Release dated November 13, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE HOLDINGS, INC.
(Registrant)

November 13, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ENVISION HEALTHCARE CORPORATION
(Registrant)

November 13, 2013	By:	/s/ Craig A. Wilson
Craig A. Wilson
Senior Vice President, General Counsel and Secretary